UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Appliable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Warrants, each 124.777 warrants exercisable for one share of Class A common stock at an exercise price of $717.47 per share	ACDCW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01       Entry into a Material Definitive Agreement.

Fourth Amendment to the Term Loan Credit Facility

Reference is made to that certain Term Loan Credit Agreement, dated as of March 4, 2022, by and among ProFrac Holdings II, LLC, as borrower (“ProFrac II LLC”), ProFrac Holdings, LLC, as a guarantor (“ProFrac Holdings”), the lenders and other guarantors party thereto, and Piper Sandler Finance LLC, as the agent and collateral agent for the lenders (as amended by the First Amendment to Term Loan Credit Agreement, dated as of July 25, 2022, the Second Amendment, Consent and Limited Waiver to Term Loan Credit Agreement, dated as of November 1, 2022, and the Third Amendment, Consent and Limited Waiver to Term Loan Credit Agreement, dated as of December 30, 2022, the “Term Loan Agreement”). On February 1, 2023, the parties to the Term Loan Agreement entered into the Fourth Amendment to Term Loan Credit Agreement (the “Fourth Term Loan Amendment” and the Term Loan Agreement, as amended by the Fourth Term Loan Amendment, the “Amended Term Loan Agreement”). Capitalized terms used and not otherwise defined in this summary of the Fourth Term Loan Amendment have the meanings provided in the Amended Term Loan Agreement.

Pursuant to the Fourth Term Loan Amendment, the Required Lenders consented, in each case, subject to the terms and conditions set forth therein, to: (i) allow ProFrac II LLC to request Additional Term B Loans on the Fourth Amendment Effective Date in an aggregate principal amount equal to $170 million, and (ii) certain other amendments to the Term Loan Agreement provided for therein.

On February 1, 2023, certain of the existing and certain new term lenders under the Amended Term Loan Agreement funded ProFrac II LLC’s request for $170 million of Additional Term B Loans (the “Additional Term B Loan Draw”). After giving effect to the Additional Term B Loan Draw, there was approximately $839 million outstanding under the Amended Term Loan Agreement, and no additional amount of Additional Term B Loans were available thereunder.

The foregoing description of the Fourth Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Term Loan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

          Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 to this Current Report on Form 8-K regarding the Fourth Term Loan Amendment and the Additional Term B Loan Draw is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Term Loan Credit Agreement, dated as of February 1, 2023, by and among ProFrac Holdings II, LLC, ProFrac Holdings, LLC, the guarantors party thereto, the lenders party thereto, and Piper Sandler Finance LLC, as the agent and collateral agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name:	Lance Turner
Title:	Chief Financial Officer

Date: February 2, 2023